EXHIBIT 99.2
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                       SECOND QUARTER 2005 BUSINESS UPDATE

Good afternoon and welcome to Select Comfort's second quarter update call. This is Jim Raabe, the company's Chief Financial Officer. Today we will provide an update on our business trends relative to our long term targets. This recording can also be heard on our website at www.selectcomfort.com.

As we've previously stated, our long term targets are for sales growth of 15% to 20% with same store growth of 7% to 12%. Our long-term target for earnings growth is 20% to 25%. At the end of the first quarter we noted that we expect 2005 sales growth to be at the high end of those ranges and that we expect earnings for the year of $0.98 to $1.06 per share. We are on track to meet these expectations for 2005 and reconfirm our full year sales and earnings guidance at this time.

Based on results quarter to date, we expect sales growth rates will be in line with our full year growth targets. However, we have seen a higher proportion of sales from entry level price points and wholesale channels. As always, sales build toward the end of the quarter and full quarter results will be dependant on sales trends through the balance of June.

Sales growth in our company owned sales channels continue to be driven by units with sales mix trending toward entry level and mid price points. Our store opening plans are on track with 7 new stores in the quarter and 9 closures, all Bed, Bath and Beyond stores. We expect to have 368 stores at the end of the second quarter and between 390 and 395 stores by year end.

Wholesale sales will account for approximately 10% of total company sales in the second quarter. The proportionally higher wholesale sales are partially the result of seasonally lower consumer sales in company owned sales channels during the second quarter.

Wholesale sales are led by retail partner sales, with 35 new partner doors opened during the first two quarters of 2005, with a total of 121 retail partner stores carrying Sleep Number beds at quarter end. In addition, sales to Radisson hotels have continued at a steady pace, while our QVC programming in the quarter has been somewhat below expectations.

Let me now turn to a couple additional items. As we have previously disclosed, we revisited our lease accounting following guidance released by the SEC in February. While the resulting revisions were not material and did not affect full year 2004 earnings per share, we did revise our prior year second quarter actual earnings to $0.14 per share. We will be reporting against this revised number in the second quarter.

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Finally,  most of you have seen the  announcement  of our latest addition to the
Select Comfort management team. We started the year with three senior positions, one retirement, one departure and one new position. With the addition of Doug Collier to lead marketing, we now have filled all positions with high quality leaders and are positioned to advance the potential of our great beds and scalable business model.

Our next scheduled communication will be to announce full second quarter results. That announcement is scheduled for July 26 after market close. Thank you for your continued interest in Select Comfort.

The information in this call contained forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks are outlined in our earnings releases and discussed in some detail in our annual report on Form 10-K and other periodic filings with the SEC. We undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. This call is pre-recorded and will be available on the company's website until June 24, 2005. The transcript of this call will be available until July 25, 2005.